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                                                                     EXHIBIT 11


                           INTERNATIONAL LOTTERY, INC

                       Computation Of Earnings per share


                                                           Three Months Ended                      Six Months Ended
                                                                June 30,                               June 30,
                                                                --------                               --------
                                                        1996                1995                1996               1995
                                                        ----                ----                ----               ----
 Weighted average common shares outstanding           3,210,000           3,206,034          3,210,000         3,205,135
 during the period

 Net income                                           $ 435,334           $ 452,135          $ 601,803         $ 511,390

 Net income per share                                 $    0.14              $ 0.14             $ 0.19            $ 0.16

 Assuming full dilution:

   Shares

    Weighted average number of
    common shares outstanding
    during the period                                 3,210,000           3,206,034          3,210,000         3,206,034


    Assuming exercise of options                         93,832            -                    74,295             4,641

    Weighted average number of
    common shares outstanding
    as adjusted                                       ---------            --------           --------          --------
                                                      3,303,832           3,206,034          3,284,295         3,209,776
                                                      =========           =========          =========         =========



   Net income                                         $ 435,334           $ 452,135          $ 601,803         $ 511,390

   Earnings per common share
     assuming full dilution                           $    0.13           $    0.14          $    0.18         $    0.16





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